As filed with the Securities and Exchange Commission on March 16, 2011

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

The Princeton Review, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3727603
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

(Address, Including Zip Code, of Principal Executive Offices)

The Princeton Review, Inc. Stock Option Grant and Agreement with Christian Kasper

The Princeton Review, Inc. Stock Option Grant and Agreement with Scott Kirkpatrick

The Princeton Review, Inc. Restricted Stock Unit Agreement with Scott Kirkpatrick

The Princeton Review, Inc. 2000 Stock Incentive Plan

(Full Titles of the Plans)

John M. Connolly

President and Chief Executive Officer

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Neal S. Winneg	John M. Mutkoski, Esq.
Executive Vice President, Secretary and	Edward A King, Esq.
General Counsel	Goodwin Procter LLP
The Princeton Review, Inc.	Exchange Place
111 Speen Street	53 State Street
Framingham, Massachusetts 01701	Boston, Massachusetts 02109
(508) 663-5050	(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	1,150,000 shares	$2.19	$2,518,500(3)	$292.40
Common Stock, $0.01 par value	300,000 shares	$3.88	$1,164,000(3)	$135.14
Common Stock, $0.01 par value	137,500 shares	$0.36	$49,500(4)	$5.75
Common Stock, $0.01 par value (1)	750,000 shares	$0.36	$270,000(4)	$31.35

(1)	The Registrant previously filed (i) a registration statement on Form S-8 on June 22, 2001 under file number 333-63638 (2,676,433 shares), (ii) a registration statement on Form S-8 on March 31, 2003 under file number 333-104136 (1,000,000 shares), (iii) a registration statement on Form S-8 on August 17, 2007 under file number 333-145537 (1,550,468 shares), (iv) a registration statement on Form S-8 on March 28, 2008 under file number 333-149940 (636,620 shares), (v) a registration statement on Form S-8 on March 30, 2009 under file number 333-158299 (750,000 shares) and (vi) a registration statement on Form S-8 on March 15, 2010 under file number 333-165487 (750,000 shares) identifying additional shares to be registered in connection with the Princeton Review, Inc. 2000 Stock Incentive Plan. This filing is solely to register 750,000 additional shares which may be issued pursuant to such Plan. To the extent outstanding awards under such Plan expire or are cancelled or terminated without having been exercised in full, the shares of common stock subject to such awards will be available for future issuance under the 2000 Stock Incentive Plan.
(2)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options and restricted stock units which have been granted under The Princeton Review, Inc. Stock Option Grant and Agreement with Scott Kirkpatrick, The Princeton Review, Inc. Restricted Stock Unit Agreement with Scott Kirkpatrick, and The Princeton Review, Inc. Stock Option Grant and Agreement with Christian Kasper and/or (ii) upon the exercise of options or issuances of stock awards which may be granted, under The Princeton Review, Inc. 2000 Stock Incentive Plan collectively with the Stock Option Grant and Agreements and Restricted Stock Unit Agreements referenced in clause (i) above, (collectively with the Stock Option Grant and Agreements and Restricted Stock Unit Agreements referenced in (i) above, the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(3)	Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Estimated solely for purposes of calculating the filing fee pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.
(4)	An assumed price of $0.36 per share, which on March 15, 2011 was the average of the high and low prices reported on the NASDAQ Global Market for the Registrant’s common stock, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. In addition, pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-149940) on March 28, 2008 in connection with the registration of an additional 750,000 shares of the Registrant’s common stock, $0.01 par value per share, issuable pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (Commission File No. 000-32469).

(b) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on March 20, 2001 (Commission File No. 000-32469), and any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Goodwin Procter LLP

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-43874).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(4.1)	Form of Specimen of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-43874), and incorporated herein by reference).

(4.2)	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-32469), and incorporated herein by reference).

(4.3)	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K on July 26, 2007 (File No. 000-32469), and incorporated herein by reference).

(5.1)	Opinion of Goodwin Procter LLP as to the legality of shares being registered.

(23.1)	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(24.1)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.).

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statements.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Massachusetts on March 16, 2011

THE PRINCETON REVIEW, INC.

By	/s/ John M. Connolly
John M. Connolly
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints John M. Connolly, Christian G. Kasper, Neal Winneg and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Princeton Review, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Connolly	President and Chief Executive Officer (principal executive officer)	March 16, 2011
John M. Connolly

/s/ Christian G. Kasper	Chief Financial Officer (principal financial officer)	March 16, 2011
Christian G. Kasper

/s/ David Lowenstein	Chairman of the Board of Directors	March 16, 2011
David Lowenstein

/s/ Jeffrey R. Crisan	Director	March 16, 2011
Jeffrey R. Crisan

/s/ Robert E. Evanson	Director	March 16, 2011
Robert E. Evanson

/s/ John S. Schnabel	Director	March 16, 2011
John S. Schnabel

/s/ Michael A. Krupka	Director	March 16, 2011
Michael A. Krupka

/s/ Linda Whitlock	Director	March 16, 2011
Linda Whitlock

/s/ Richard Katzman	Director	March 16, 2011
Richard Katzman

/s/ David L. Warnock	Director	March 16, 2011
David L. Warnock

The Princeton Review, Inc.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

(4.1)	Form of Specimen of Common Stock Certificate of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-43874), and incorporated herein by reference).

(4.2)	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-32469), and incorporated herein by reference).

(4.3)	Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K on July 26, 2007 (File No. 000-32469), and incorporated herein by reference).

(5.1)	Opinion of Goodwin Procter LLP as to the legality of shares being registered.

(23.1)	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1).

(23.2)	Consent of PricewaterhouseCoopers LLP.

(24.1)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.).